Exhibit 99.2

Allied Nevada Reports Fourth Quarter Operational Progress; Quarter to Date Record Ore Tons Placed

November 28, 2012 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “we”, “our” or the “Company”) (TSX:ANV; NYSE MKT:ANV) reports on fourth quarter operational developments to date at Hycroft prior to speaking at an industry conference on November 28, 2012. Mining rates have continued to exceed design expectations. As previously reported, in October we placed 4.8 million tons of ore containing approximately 30,000 recoverable ounces of gold and mined at an average strip ratio of 0.45:1. Through November 26th, we have placed 4.5 million tons of ore containing an estimated 29,500 ounces of recoverable gold and mined at an average strip ratio of 0.30:1. The average waste to ore ratio in the fourth quarter to date of 0.39:1 has been well below the life of mine average, as expected. Solution stacking continues to improve solution grades with a 23% increase in current solution grades being processed compared with the beginning of October. For the fourth quarter, through November 26th, approximately 30,000 ounces of gold and approximately 175,000 ounces of silver have been or are available to be sold.

Significant progress has been made on our expansion plans including, the foundation work for the crushing system, ground preparation for the north leach pad and new 20,000 gallon per minute Merrill-Crowe plant. The final major components of the gyratory crusher have begun arriving on site, ahead of schedule. Since the beginning of November, five new haul trucks have been placed into operation and two more are expected to be in operation by the end of the month.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO (775) 358-4455	Vice President, Investor Relations (775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act, that are intended to be covered by the safe harbor created by such sections. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding the results and indications of exploration drilling currently underway at Hycroft; delays in processing gold and silver, the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; reserve and resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades and recovery rates; anticipated costs, project economics, the realization of expansion and construction activities and the timing thereof and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

November Operational Update	2